Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Ralph Finkenbrink Sr. Vice President, CFO Ph # - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759

Nicholas Financial Reports

3rd Quarter Results

February 4, 2014 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended December 31, 2013 net earnings decreased 17% to $3,827,000 as compared to $4,596,000 for the three months ended December 31, 2012. Per share diluted net earnings decreased 18% to $0.31 as compared to $0.38 for the three months ended December 31, 2012. Revenue increased 1% to $20,761,000 for the three months ended December 31, 2013 as compared to $20,605,000 for the three months ended December 31, 2012.

For the nine months ended December 31, 2013 net earnings decreased 9% to $13,844,000 as compared to $15,154,000 for the nine months ended December 31, 2012. Per share diluted net earnings decreased 9% to $1.13 as compared to $1.24 for the nine months ended December 31, 2012. Revenue increased 1% to $62,186,000 for the nine months ended December 31, 2013 as compared to $61,738,000 for the nine months ended December 31, 2012.

“Our results for the three months ended December 31, 2013 were adversely affected by a reduction in the gross portfolio yield and professional fees of $821,000 associated with the previously announced sale of the Company. Also, after-tax earnings were increasingly impacted as a significant portion of the professional fees were not deductible for income tax purposes resulting in a higher effective tax rate and after-tax impact of $0.07 per share. Our results for the three months ended December 31, 2012 were affected by an after-tax charge of $747,000 or $0.06 per share related to a 5% withholding tax associated with the one-time special cash dividend of $2.00 per share paid in December 2012” stated Peter L. Vosotas, Chairman and CEO. “We continue to develop additional markets and expect to open one additional location during the fourth quarter, which ends March 31, 2014.”

Nicholas Financial, Inc. is one of the largest publically traded specialty consumer finance companies in North America. The Company operates branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,200,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc. news releases and public filings please visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2013. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

## More ##

Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended December 31,		Nine months ended December 31,
	2013	2012	2013	2012
Revenue:
Interest and fee income on finance receivables	$20,756	$20,595	$62,169	$61,709
Sales	5	10	17	29

	20,761	20,605	62,186	61,738
Expenses:
Operating	7,515	6,933	22,498	20,814
Dividend taxes	—	1,287	143	1,419
Professional fees	1,061	187	2,012	639
Provision for credit losses	4,183	3,485	10,798	9,850
Interest expense	1,441	1,275	4,289	3,717
Change in fair value of interest rate swap agreements	(99)	(37)	(682)	646

	14,101	13,130	39,058	37,085

Operating income before income taxes	6,660	7,475	23,128	24,653
Income tax expense	2,833	2,879	9,284	9,499

Net income	$3,827	$4,596	$13,844	$15,154

Earnings per share:
Basic	$0.32	$0.38	$1.15	$1.27

Diluted	$0.31	$0.38	$1.13	$1.24

Dividends declared per share	—	$2.12	$0.24	$2.34

Weighted average shares	12,109,000	11,982,000	12,089,000	11,962,000

Weighted average shares and assumed dilution	12,334,000	12,193,000	12,286,000	12,192,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31,	March 31,
	2013	2013
Cash	$4,089	$2,798
Finance receivables, net	261,254	249,826
Other assets	10,743	11,211

Total assets	$276,086	$263,835

Line of credit	$127,000	$125,500
Other liabilities	10,271	11,370

Total liabilities	137,271	136,870

Shareholders’ equity	138,815	126,965

Total liabilities and shareholders’ equity	$276,086	$263,835

## More ##

	Three months ended December 31,		Nine months ended December 31,
Portfolio Summary	2013	2012	2013	2012
Average finance receivables, net of unearned interest (1)	$291,620,270	$281,553,866	$289,110,042	$281,242,951

Average indebtedness (2)	$128,500,000	$114,131,239	$127,545,256	$111,293,746

Interest and fee income on finance receivables (3)*	$20,756,034	$20,594,614	$62,168,566	$61,708,812

Interest expense	1,441,175	1,275,015	4,288,979	3,717,386

Net interest and fee income on finance receivables*	$19,314,859	$19,319,599	$57,879,587	$57,991,426

Weighted average contractual rate (4)	23.33%	23.34%	23.20%	23.55%

Average cost of borrowed funds (2)	4.49%	4.47%	4.48%	4.45%

Gross portfolio yield (5)*	28.47%	29.26%	28.67%	29.26%
Interest expense as a percentage of average finance receivables, net of unearned interest	1.98%	1.81%	1.98%	1.76%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest*	5.74%	4.95%	4.98%	4.67%

Net portfolio yield (5)*	20.75%	22.50%	21.71%	22.83%

Marketing, salaries, employee benefits, depreciation, administrative and professional expenses and dividend taxes as a percentage of average finance receivables, net of unearned interest (6)	11.68%	11.86%	11.29%	10.76%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)*	9.07%	10.64%	10.42%	12.07%

Write-off to liquidation (8)	7.62%	7.94%	7.24%	6.82%

Net charge-off percentage (9)	6.34%	6.75%	6.20%	5.74%

Note: All three and nine month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all automobile finance installment contracts purchased and direct consumer loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $58,000 and $54,000 during the three-month periods ended December 31, 2013 and 2012 and $161,000 and $172,000 during the nine-month periods ended December 31, 2013 and 2012, respectively. For the three and nine months ended December 31, 2013, the numerators include expenses associated with the potential sale of the Company. Absent these expenses, the percentages would have been 10.55% and 10.75%, respectively. For the three and nine months ended December 31, 2012, the numerators include a tax associated with cash dividends. Absent the dividend tax, the percentages would have been 10.03% and 10.08%, respectively.
(7)	Pre-tax yield represents net portfolio yield minus administrative expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning gross receivable balance plus current period purchases minus voids and refinances and ending gross receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.
*	The amounts for the three and nine months periods ended December 31, 2012 have been revised as discussed in Note 2 to the consolidated financial statements.

## More ##

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”):

		Delinquencies
Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	90 + days	Total
September 30, 2013	$400,057,098	$15,756,362	$3,239,528	$3,767,037	$22,762,927
		3.94%	0.81%	0.94%	5.69%

September 30, 2012	$388,783,924	$15,310,139	$3,879,087	$1,739,015	$20,928,241
		3.94%	1.00%	0.44%	5.38%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	90 + days	Total
September 30, 2013	$10,623,932	$104,983	$37,604	$30,877	$173,464
		0.99%	0.35%	0.29%	1.63%

September 30, 2012	$8,075,902	$94,770	$6,822	$11,024	$112,616
		1.17%	0.08%	0.14%	1.39%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
Contracts	2013	2012	2013	2012
Purchases	$41,958,515	$39,244,000	$83,841,229	$76,475,932
Weighted APR	23.05%	23.31%	22.93%	23.48%
Average discount	8.51%	8.14%	8.43%	8.57%
Weighted average term (months)	52	49	52	49
Average loan	$10,685	$10,352	$10,664	$10,136
Number of contracts	3,927	3,791	7,862	7,545

## End ##